                                                                   EXHIBIT 10.5B

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                       License and Distribution Agreement

     This License and Distribution Agreement is dated November 12, 1999 (the "Effective Date") and is by and between the following Parties:

Altiris:   Altiris, Inc.               Compaq:     Compaq Computer Corporation
           387 South 520 West                      2055 SH 249
           Lindon, Utah 84042                      Houston, Texas 77070

           Tel: (801) 226-8500                     Tel: (281) 514-4734
           Fax: (801) 226-8506                     Fax: (281) 514-7274

who agree to the following:

Section 1. Definitions

     1.1. Altiris and its Software Products. Altiris is in the business of developing and licensing computer software products, including software products known as Altiris eXpress and PC Transplant Pro. A description of the current version of each such product is provided in Exhibit A.

     1.2. Altiris eXpress - Client Agent, Server Components. Altiris eXpress consists of a "Client Agent" and "Server Components." The "Client Agent" is the client portion of Altiris eXpress. The "Server Components" are the server portion of Altiris eXpress and include a brokering agent, database, console software and other components. The Client Agent cannot be used independent of the Server Components.

     1.3. Distributable Programs. The "Distributable Programs" consist of the Distributable Client Agent, the Distributable Altiris eXpress and PC Transplant:

             (a) Distributable Client Agent. Altiris will customize the Client Agent in accordance with Section 2.1 to produce a version of the Client Agent intended for distribution under the Bundling License and Distribution License. Such version is referred to as the "Distributable Client Agent." The Distributable Client Agent will include detection code for Compaq PCs as more fully described in Exhibit C.

             (b) Distributable Altiris eXpress. Altiris will customize Altiris eXpress in accordance with Section 2.1 to produce a version of Altiris eXpress intended for distribution under the Bundling License and Distribution License. Such version is referred to as the "Distributable Altiris eXpress." The Distributable Altiris eXpress will include a counter or other means to limit use of a Distributable Client Agent on a Compaq PC to 30 days as more fully described in Exhibit D.

             (c) PC Transplant. Altiris will customize PC Transplant Pro in accordance with Section 2.1 to produce a limited version of PC Transplant Pro intended for distribution under the Bundling License and Distribution License. Such version is referred to as "PC Transplant." Certain features or functions found in PC Transplant Pro will be disabled or removed in the creation of PC Transplant as more fully described in Exhibit B.

     1.4. Resale Products. The "Resale Products" are the full commercial versions of the following Altiris products:


             (a) Altiris eXpress - full product version including software, documentation (printed and/or electronic), media and packaging.

             (b) PC Transplant Pro - full product version including software, documentation (printed and/or electronic), media and packaging.

             (c) PC Transplant Pro Upgrade - full product version including software, documentation (printed and/or electronic), media and packaging. This is the commercial upgrade offered to a user of PC Transplant who desires to upgrade to PC Transplant Pro.

             (d) Upgrade Protection for Altiris eXpress.

             (e) Upgrade Protection for PC Transplant Pro.

     Each of these Resale Products will have a separate SKU or other unique product designation assigned by Altiris. Each Resale Product will be governed by the applicable end-user license agreement. Future versions of these products will be added to this list by Altiris to keep it current.

     1.5. Compaq and Compaq PCs. Compaq is in the business of manufacturing and selling personal computers. "Compaq PCs" shall mean personal computers manufactured or sold under the Compaq brand, including but not limited to desktops, portables, servers, and workstations.

     1.6. Bundling and other Distribution. Compaq desires to "bundle" or "pre-install" copies of the Distributable Client Agent with or on its Compaq PCs. The terms "bundle" and "pre-install" mean to install a copy of a Distributable Program on a hard disk or other data storage device of a Compaq PC prior to shipment of the Compaq PC to the end-user customer. Compaq also desires to distribute the Distributable Programs through methods other than bundling. These bundling and other distribution rights are granted to Compaq pursuant to the Bundling License and Distribution License of Sections 3.2 and 3.3.

     1.7. Internal Use. Compaq also desires to use PC Transplant Pro and Altiris eXpress for internal use purposes. This right to use PC Transplant Pro and Altiris eXpress is granted to Compaq pursuant to the Internal Use License of
Section 3.1.

     1.8. Insight Manager Client Agents. "Insight Manager Client Agents" are software modules for installation on a Compaq PC which enable management via WEB-browser, DMI or SNMP-based management consoles, and Compaq Insight Manager.

     1.9. Licensed Software. "Licensed Software" shall mean any, some or all of the following: PC Transplant Pro, Altiris eXpress, and the Distributable Programs.

     1.10. Customized Licensed Software. "Customized Licensed Software" is defined in Section 2.7(a) below.

     1.11. Compaq Technology. "Compaq Technology" shall mean source code, algorithms, and information for the detection of Compaq PCs made available by Compaq to Altiris.

     1.12. [*]

Section 2. Development, Delivery and Acceptance

     2.1. Development of Distributable Programs. The initial development under this Agreement will consist of customization of PC Transplant Pro, the Client Agent and Altiris eXpress to produce PC Transplant, the Distributable Client Agent, and the Distributable Altiris eXpress (the Distributable Programs) in accordance with their respective Product Requirements Documents (each a "PRD"). The PRD for PC Transplant is set forth in Exhibit B. The PRD for the Distributable Client Agent is set forth in Exhibit C. The PRD for the Distributable Altiris eXpress is set forth in Exhibit D. Compaq's rights under the Bundling License and Distribution License are limited to these Distributable Programs and Updates thereto under Section 8.3.

     2.2. Delivery and Acceptance of Distributable Programs. In this Section 2.2, each of PC Transplant, the Distributable Client Agent and the Distributable Altiris eXpress is referred to as a "Distributable Program." When Altiris believes that a Distributable Program is ready for acceptance testing, a copy thereof shall be delivered to Compaq. Compaq shall install the Distributable Program at its site for acceptance testing. The acceptance testing period will be 30 days, beginning on the date of delivery of the Distributable Program to Compaq. The Distributable Client Agent and Distributable Altiris eXpress will be tested together, so the 30-day acceptance testing period will begin on the date that both the Distributable Client Agent and Distributable Altiris eXpress are delivered to Compaq. Compaq shall, without undue delay, test each of Distributable Programs for compliance with the applicable PRD of Exhibits B, C and D. If the testing does not reveal any material noncompliance with the PRD, Compaq shall accept the Distributable Program and give notice to Altiris that the Distributable Program is accepted and ready for distribution by Compaq. Acceptance shall not be unreasonably withheld or delayed by Compaq. If the testing reveals that the Distributable Program does not conform to the PRD in any material respect, then Compaq shall report the nonconformance in writing to Altiris and the Parties shall confer on the corrective action to be taken. As soon as reasonably practicable, Altiris shall correct the nonconformance with the PRD and deliver a corrected copy of the Distributable Program to Compaq for re-testing and acceptance or rejection as provided above, except that the acceptance testing period shall be no more than 15 days, or the remainder of the original acceptance period, whichever is longer. This procedure shall be repeated as necessary until the Distributable Program is: (1) corrected and accepted by Compaq or (ii) accepted "as-is" by Compaq. Compaq may forego testing the Distributable Program by giving Altiris written notice of Compaq's acceptance of the Distributable Program. Compaq will not make any use of the Distributable Program for any purpose other than testing for compliance with the PRD until after Compaq has accepted the Distributable Program. Compaq and its Subsidiaries shall not bundle, distribute or resell any Distributable Program until after acceptance.

_________________________________

       *This provision is the subject of a Confidential Treatment Request.

      2.3. [*]

      2.4. Delivery and Acceptance of PC Transplant Pro and Altiris eXpress. In this Section 2.4, each of PC Transplant Pro and Altiris eXpress are referred to as "Commercially Available Programs." When Altiris believes that a Commercially Available Program is ready for acceptance testing, a copy thereof shall be delivered to Compaq. Compaq shall install the Commercially Available Programs at its site for acceptance testing. The acceptance testing period will be 30 days, beginning on the date of delivery of the Commercially Available Programs to Compaq. Compaq shall, without undue delay, test each of the Commercially Available Programs for compliance with the applicable descriptions of Exhibit A. If the testing does not reveal any material noncompliance with Exhibit A, Compaq shall accept each of the Commercially Available Programs and give notice to Altiris that the Commercially Available Programs are accepted and ready for distribution by Compaq. Acceptance shall not be unreasonably withheld or delayed by Compaq. If the testing reveals that any of the Commercially Available Programs do not conform to Exhibit A in any material respect, then Compaq shall report the nonconformance in writing to Altiris and the Parties shall confer on the corrective action to be taken. As soon as reasonably practicable, Altiris shall correct the nonconformance with Exhibit A and deliver a corrected copy of the Commercially Available Program to Compaq for re-testing and acceptance or rejection as provided above, except that the acceptance testing period shall be no more than 15 days, or the remainder of the original acceptance period, whichever is longer. This procedure shall be repeated as necessary until each of the Commercially Available Programs is: (i) corrected and accepted by Compaq or
(ii) accepted "as is" by Compaq. Compaq may forego testing any of the Commercially Available Programs by giving Altiris written notice of Compaq's acceptance of the Commercially Available Program. Compaq will not make any use of a Commercially Available Program for any purpose other than testing for compliance with Exhibit A until after Compaq has accepted the Commercially Available Program. Compaq and its Subsidiaries shall not distribute or resell any Commercially Available Programs until after acceptance.

      2.5. Documentation Specifics. Altiris shall provide to Compaq the end-user documentation for PC Transplant Pro and Altiris eXpress on an "as is" basis in soft-copy format.

      2.6. Project Management. Each Party agrees to appoint a project manager to coordinate its respective responsibilities hereunder. The project managers are:

                     For Altiris:                   [*]
                     For Compaq:                    [*]

      Either Party may change its project manager by notice to the other Party. The project managers shall be responsible to ensure the implementation of the activities and obligations described in this Agreement. The project managers will hold quarterly status review meetings at times to be mutually agreed upon. The locations for such meetings shall alternate between Altiris' offices and Compaq's offices. Attendees will include any person(s) required to present or discuss the

________________________________

       *This provision is the subject of a Confidential Treatment Request.

status of matters relevant to development, delivery or acceptance of Distributable Programs, any open issues, and any proposed new activities.

      2.7. Future Enhancements and Customizations to Licensed Software.

              (a) Generally. As agreed to in writing by the Parties, Altiris shall modify, enhance and customize any, some or all of the Licensed Software. All such modified, enhanced and customized Licensed Software is referred to as "Customized Licensed Software" and will be governed by this Agreement as Licensed Software (and as PC Transplant, PC Transplant Pro, Altiris eXpress, the Distributable Client Agent, and the Distributable Altiris eXpress as applicable), unless the Parties enter into a separate written agreement to govern the Customized Licensed Software.

              (b) PRD and Additional Terms and Conditions. Each time the Parties agree that Altiris will develop Customized Licensed Software, the Parties will prepare a new PRD for the Customized Licensed Software. The delivery, testing and acceptance provisions of Section 2.2 shall also apply to the Customized Licensed Software and its PRD, in the same manner that they apply to a Distributable Program. Any additional terms or conditions applicable to the development or to the Customized Licensed Software will be included in a written amendment to this Agreement. Such amendment must be signed by both Parties. In the event of a conflict between this Agreement and the new PRD or said additional terms or conditions, then the new PRD or said additional terms or conditions shall govern in so far as the applicable Customized Software is concerned.

              (c) Payments. Altiris may condition the development of any Customized Licensed Software on the payment of mutually agreeable fees and compensation to Altiris. Any such fees and compensation for the development of the Customized Licensed Software shall be agreed to in writing by the Parties.

              (d) [*]

Section 3. Licenses and Rights.

      3.1. Internal Use License - Altiris eXpress and PC Transplant Pro. Subject to the terms and conditions of this Agreement and Compaq's compliance therewith, Compaq is authorized and licensed to use copies of Altiris eXpress and PC Transplant Pro for Compaq's internal use only on computers within the possession and use of Compaq employees (the "Internal Use License").

      3.2. Bundling License - Distributable Programs. Subject to the terms and conditions of this Agreement and Compaq's compliance therewith, Compaq is authorized and licensed to bundle or pre-install copies of PC Transplant, the Distributable Client Agent and/or Distributable Altiris eXpress with or on Compaq PCs and to distribute copies of such bundled or pre-installed PC Transplant, Distributable Client Agent and/or Distributable Altiris eXpress with Compaq PCs to customers (the "Bundling License"). Copies of the PC Transplant, Distributable Client Agent and

________________________________

       *This provision is the subject of a Confidential Treatment Request.

Distributable Altiris eXpress may also be distributed by Compaq under the Distribution License of Section 3.3 which does not require bundling or pre-installation.

     3.3. Distribution License - Distributable Programs. Subject to the terms and conditions of this Agreement and Compaq's compliance therewith, Compaq is authorized and licensed to distribute copies of PC Transplant, the Distributable Client Agent, and the Distributable Altiris eXpress to others (the "Distribution License"). Such distribution may include (i) distribution through Compaq's web site by making copies of the Distributable Programs available for downloading by customers, and (ii) distribution of copies on CD ROMs, diskettes and/or other media to such customers. Distribution of copies to customers may be direct or may be indirect through Compaq's distributors and resellers.

     3.4. Licenses. The Internal Use License, the Bundling License and the Distribution License are referred to herein as the "Licenses." The Licenses are non-exclusive (subject to Section 3.9), nontransferable (except as provided in Section 15.8 and Section 15.9) and world-wide. Rights not expressly granted to Compaq are reserved by Altiris.

     3.5. Copying. The Internal Use License includes authorization for Compaq to make copies of Altiris eXpress and PC Transplant Pro, provided that any such copy: (i) is created as an essential step in the utilization by Compaq of Altiris eXpress and/or PC Transplant Pro in accordance with Section 3.1 and
Section 3.12, and is used by Compaq in no other manner, or (ii) is only for archival purposes to back-up licensed use of Altiris eXpress and PC Transplant Pro. The Bundling License and Distribution License include authorization to make copies of the Distributable Programs as reasonably needed for the exercise of such Licenses by Compaq and for reasonable archival or back-up purposes. All trademark, copyright and proprietary rights notices must be faithfully reproduced and included by Compaq on copies made by Compaq. Compaq may not make any other copies of the Licensed Software.

     3.6. End-User Software Licenses. To use a Distributable Program, each user must first accept Altiris' then-current end-user license agreement for the Distributable Program. A copy of each applicable end-user license agreement will be included by Compaq with each distribution of a copy of a Distributable Program. Altiris shall provide a master copy, attached as Exhibit E, of each such end-user license agreement to Compaq within thirty (30) days of the Effective Date of this Agreement. If a new form of end-user license agreement is adopted by Altiris, a copy of such new form will be provided to Compaq as a replacement. Use of a Distributable Program will be governed by the end-user license agreement. In a similar manner, Resale Products require the user's acceptance of, and are governed by, the applicable end-user license agreement.

     3.7. Upgrade to PC Transplant Pro. Compaq can offer to customers to whom PC Transplant is licensed an upgrade to PC Transplant Pro by purchasing the PC Transplant Pro Upgrade and reselling it to such customers. The offer may appear on a mutually agreeable screen display created by PC Transplant or an associated program. Compaq will not unreasonably refuse to agree to screen displays requested by Altiris. The PC Transplant Pro Upgrade is a Resale Product which will be available to Compaq pursuant to Section 4 for distribution to customers.

     3.8.  [*]

     3.9.  [*]

     3.10. Licensed, Not Sold. The software and intellectual property in Distributable Programs and Resale Products are not sold, but are licensed pursuant to the end-user license agreements provided by Altiris with or for the Distributable Programs and Resale Products. In this Agreement, any reference to the purchase, sale or resale of a Distributable Program or Resale Product or to purchase, sell or resell a Distributable Program or Resale Product means, with respect to the software and intellectual property in such Distributable Program or Resale Product, a purchase, sale or resale of the license or to purchase, sell or resell the license.

     3.11. Compaq Source License. This license is intended to provide the Compaq Technology with no support required by Compaq except as provided in this Agreement. The Compaq Technology is licensed to Altiris "AS-IS" and COMPAQ MAKES AND ALTIRIS RECEIVES NO WARRANTIES OR REPRESENTATIONS, EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, AND COMPAQ SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE.

           (a) Modification License. Subject to the terms and conditions of this
               --------------------
Agreement, Compaq hereby grants to Altiris, under all of Compaq's intellectual property rights in and to the Compaq Technology, a non-exclusive (unless otherwise provided for herein), perpetual, non-transferable right and license, with the right to sublicense, (i) to use the source code for the Compaq Technology for the purpose of modifying the Compaq Technology and (ii) to develop and prepare Derivative Works from the source code for the Compaq Technology to the extent the development and preparation of Derivative Works is required as a part of the modification process.

           (b) Object Code Reproduction License. Subject to the terms and
               --------------------------------
conditions of this Agreement, Compaq hereby grants to Altiris, under all of Compaq's intellectual property rights in and to the Compaq Technology, a non-exclusive (unless otherwise provided herein),

_______________________________

     *This provision is the subject of a Confidential Treatment Request.

non-transferable right and license to reproduce, the Compaq Technology and/or Derivative Works in Object Code format only, along with the required source code libraries. Altiris shall make no use of any copies of the Compaq Technology and/or Derivative Works reproduced pursuant to this Section 3.11.2 except as provided by the distribution license set forth in Section 3.11.3 below.

            (c) Distribution License. Subject to the terms and conditions of
                --------------------
this Agreement, Compaq hereby grants to Altiris, under all of Compaq's intellectual property rights in and to the Compaq Technology, a worldwide, non-exclusive, non-transferable (unless otherwise provided for herein) right and license to distribute copies, of the Compaq Technology and/or Derivative Works in Object Code format only and to authorize or license others to use the same.

            (d) Sublicensing of Compaq Technology by Altiris. Limitations are
                --------------------------------------------
governed under Section 3.9 of this Agreement.

      3.12. Service Use License - PC Transplant Pro. Subject to the terms and conditions of this Agreement and Compaq's compliance therewith, Compaq is authorized and licensed to use copies of PC Transplant Pro through their services organization when providing customer services for PCs not owned and controlled by Compaq. No end-user license is inferred and shall not be granted, and PC Transplant Pro shall not be left with any end-user, or at any end-user site in any form. No Service Use License may be transferred by Compaq to any reseller, distributor, or authorized Compaq service provider. Such licensing, if any, shall require a separate license agreement and payments.

Section 4.  Sale and Distribution of Resale Products

      4.1. Sale and Distribution. Compaq or its designated agent may purchase Resale Products for sale and distribution to customers. The details and logistics of placing and fulfilling orders for resale, or internal use, payment on account, and issuance of refunds and credits, will be outlined in Exhibit F which shall be completed and amended to this Agreement within 30 days of the effective date of this Agreement.

Section 5.  Compaq Responsibilities

      5.1.  [*]

      5.2. Availability through Compaq Web Site. Compaq shall use commercially reasonable efforts to make Distributable Programs available to customers through Compaq's Web site for use on all Compaq desktop PCs shipped after the date of this Agreement that include or are supported by

_______________________________

     *This provision is the subject of a Confidential Treatment Request.

Insite Manager Client Agents. Compaq will package Distributable Programs consistent with its other desktop management products. Compaq may, but is in no way obligated to, make Distributable Programs available to customers through Compaq's Web site for other platforms. Except as provided in section 6.3, Altiris makes no guarantee and has no obligation to provide and support or maintain the Distributable Programs.

     5.3. Desktop Management Web Site. Consistent with its other desktop management products, Compaq will feature the Distributable Programs as part of Compaq's desktop management Web site and collateral.

     5.4. Promotion. Compaq will place the Resale Products on Compaq's commercial product price lists and will promote and sell Resale Products in a manner consistent with other software products available for manageable desktops and Altiris' licensing and distribution practices.

     5.5. Testimonials. Compaq shall use commercially reasonable efforts to provide favorable, but accurate, testimonials for appropriate use by Altiris based on Compaq's internal usage of PC Transplant Pro and Altiris eXpress.

     5.6. Development Assistance. Compaq will provide source code, algorithms, information and other assistance ("Compaq Technology") as reasonably needed or requested by Altiris to facilitate the detection of Compaq PCs. Altiris may utilize these in the development of the Distributable Programs and other development, enhancements and customizations under Section 2 above. Compaq may update the detection methods from time to time to support new products and will inform Altiris thereof so that Altiris can update the programs.

     5.7. Transition to Updates. Compaq will use commercially reasonable efforts to transition to the latest versions of the Licensed Software (see
Section 8.3) for distribution, pre-installation and other purposes of this Agreement. Compaq will use the same criteria for determining the transition to a new version of the Licensed Software that it applies to Compaq developed products.

     5.8. Hardware Pool. Compaq will provide the necessary hardware configurations ("Hardware Pool") needed to ensure compatibility of its Compaq PC platforms with PC Transplant Pro and Distributable Client Agent. The Hardware Pool will be maintained at Altiris' site and will be managed and tracked by Altiris. The Hardware Pool will be adequate to represent the entire Compaq PC commercial product line, but will minimize the amount of configurations that need to be maintained. All required Compaq PC platforms and configurations will be provided by Compaq to Altiris for the Hardware Pool.

     5.9. Regression Testing. Compaq will be responsible for regression testing of any new Compaq PC introduced with the then-current Altiris software products, i.e., PC Transplant, PC Transplant Pro, Altiris eXpress, Distributable Client Agent and Distributable Altiris eXpress.

     5.10. Other Obligations of Compaq. The obligations of Compaq further include the following:

                          (a) Defects and Complaints. Compaq shall inform Altiris of any Licensed Software defects or customer complaints which come to the attention of Compaq.

                          (b) Cooperation. If Altiris desires to distribute replacements, maintenance fixes or work-around solutions to Compaq and/or its customers, Compaq shall provide cooperation and assistance reasonably requested by Altiris.

                          (c) Warranties. Compaq is not authorized by Altiris to make any guarantees or warranties concerning any Licensed Software. Compaq is responsible for all warranties, representations and promises made by Compaq to customers. Altiris has no responsibility or obligation with respect thereto.

                          (d) Compliance with Laws. Compaq shall comply with the laws of all relevant jurisdictions in or to which Compaq directly or indirectly distributes or uses any Licensed Software. Compaq will obtain all necessary licenses, permits and authorizations from the relevant governmental authorities for the distribution and use of Licensed Software as contemplated in this Agreement.

                          (e) Notices. Compaq shall include on all copies of the Distributable Programs and Resale Products distributed by Compaq such copyright, trademark, and proprietary rights notices as Altiris may reasonably request. At a minimum, Compaq shall include on such copies a notice substantially similar to the following:

                  "Any software ("Software") that is made available to download is the copyrighted work of Compaq and/or it suppliers. Use of this Software is governed by the terms of the end-user license agreement which accompanies or is included with the Software.

        Where practical, Compaq shall include on such copies the following:
                  "Copyright(C)Year Altiris, Inc.
                  All Rights Reserved"

        The "Year" is the year of publication under applicable copyright law.

Section 6. Altiris Responsibilities

        6.1. Development. Altiris will develop versions of PC Transplant, PC Transplant Pro, the Client Agent and Distributable Altiris eXpress which meet the requirements of the attached PRDs (or Exhibit A in the case of PC Transplant
Pro) in accordance with Section 2 above.

        6.2. Altiris eXpress Backward Compatibility. New versions of Altiris eXpress will be tested and modified as necessary for compatibility with the Distributable Client Agent versions released within the previous eighteen (18) months.

        6.3. Updating Distributable Client Agent and PC Transplant. Altiris agrees to incorporate new hardware detection algorithms in the Distributable Client Agent and PC Transplant upon request from Compaq to enable compatibility with additional Compaq PC systems. Altiris will make a good faith effort to provide these Updates in conjunction with Compaq PC product schedules, but compliance with such schedules is not guaranteed and Altiris is not obligated to update the Distributable Client Agent and PC Transplant more than once per quarter. If product schedules require additional quarterly updates, Compaq will notify Altiris and the project managers will develop a mutually agreeable solution.

     6.4. Additional Translated Interfaces and Testing and Support. As mutually agreed in writing, Altiris will develop, deliver and support additional translated user interfaces for Licensed Software and/or test and support operation of Licensed Software in additional Windows operating environments. Compaq will pay Altiris' reasonable and customary costs associated with this effort. Altiris agrees that such payments for the development of a translated user interface will be considered pre-paid fees which Compaq may apply as a credit only against the purchase of that translated language version of the Resale Product. Unused credits are not refundable.

     6.5. Hardware Compatibility. Altiris will test major new Updates under
Section 8.3 on the Hardware Pool configurations provided by Compaq for compatibility with such configurations.


     6.6. Ongoing Roadmap Development and Testing. During the term of this agreement, Altiris will consult with Compaq on an ongoing basis with respect to planned enhancements, updates, bug fixes, and schedules for the Licensed Software. Altiris will provide Compaq with beta releases of the Licensed Software thirty (30) days prior to the general commercial release of any of the Licensed Software for Compaq to evaluate and test for general product readiness, and to ensure compatibility with the new hardware platforms under development by Compaq. Altiris and Compaq will consult on their test results and the readiness of the Licensed Software prior to commercial distribution. It is understood, however, that the Licensed Software represents products of Altiris and Altiris shall make all final decisions about Licensed Software.

Section 7. Joint Responsibilities

     7.1. Joint Press Release. The Parties shall issue a press release announcing this Agreement and the availability of the Distributable Programs and Resale Products from Compaq. The content of the press release shall be as mutually agreed by the Parties.

     7.2. [*]

     7.3. User Registration Data. The Parties shall collect and share user registration data (to the extent it is known and either party has the right to disseminate) collected via joint sales and marketing activities.

     7.4 Web Sites for and Disclosure of User Data. The Parties will design and develop Web sites suitably linked to collect user registration data for all downloadable Distributable Programs while preserving the integrity of their respective brands. User data (to the extent it is known to

_____________________________

     *This provision is the subject of a Confidential Treatment Request.

Compaq and Compaq has rights to disseminate) acquired in connection with the distribution of Distributable Programs through web sites or otherwise will be disclosed to Altiris.

Section 8. Upgrade Protection, Support and Training

     8.1. Upgrade Protection for Internal and Service Use of PC Transplant Pro. Upon Compaq's timely payment of applicable annual fees, as noted in Section
9.4 of this Agreement, Altiris shall provide Upgrade Protection to Compaq for PC Transplant Pro on an annual basis. Upgrade Protection entitles Compaq to receive all maintenance fixes and work-around solutions for, and new versions, releases and updates of, PC Transplant Pro released by Altiris for general distribution to its licensees. All such maintenance fixes and new versions, releases and updates provided to Compaq shall become part of PC Transplant Pro licensed to Compaq under the Internal Use License. The first year of Upgrade Protection for PC Transplant Pro will begin on the date that a copy of PC Transplant Pro is delivered to Compaq for the Internal Use License. Upgrade Protection for PC Transplant Pro will continue after the first year on a year-to-year basis. Compaq may discontinue such Upgrade Protection by written notice to Altiris at any time. If Compaq discontinues such Upgrade Protection, Compaq may reinstate Upgrade Protection only if it pays the reinstatement fee to Altiris. The annual fee and reinstatement fee for this Upgrade Protection are set forth in Section 9.4.

     8.2. Upgrade Protection for Internal Use of Altiris eXpress. Upon Compaq's timely payment of applicable annual fees as specified in Section 9.5 of this Agreement, Altiris shall provide Upgrade Protection to Compaq for Altiris eXpress on an annual basis. Upgrade Protection entitles Compaq to receive all maintenance fixes and work-around solutions for, and new versions, releases and updates of, Altiris eXpress released by Altiris for general distribution to its licensees. All such maintenance fixes and new versions, releases and updates provided to Compaq shall become part of Altiris eXpress licensed to Compaq under the Internal Use License. The first year of Upgrade Protection for Altiris eXpress will begin on the date that a copy of Altiris eXpress is delivered to Compaq for the Internal Use License. Upgrade Protection for Altiris eXpress will continue after the first year on a year-to-year basis. Compaq may discontinue such Upgrade Protection by written notice to Altiris at any time. If Compaq discontinues such Upgrade Protection, Compaq may reinstate Upgrade Protection only if it pays the reinstatement fee to Altiris.

     8.3. Updates to Distributable Programs. To the extent that it is reasonable, Altiris shall implement in the Distributable Programs the maintenance fixes and new versions, releases and updates of Sections 8.1 and 8.2 ("Updates" and "Updated PC Transplant, Updated Client Agent, and Updated Distributable Altiris eXpress"). This does not require Altiris to add new features or functionality to the Distributable Programs. The Updates shall be governed by this Agreement as PC Transplant, the Distributable Client Agent and the Distributable Altiris eXpress respectively.

     8.4.  Support.

             (a)      Support Levels.

     "Level 1 Support" shall mean the support mechanism, including a call center, that receives calls from customers relating to Licensed Software. Issues related to availability, supported products, known issues, and common usage are resolved at this level.

     "Level 2 Support" shall mean the technical troubleshooting and resolution of more complex issues that require a higher level of support or focused support for difficult or sensitive issues.

     "Level 3 Support" shall mean engineering level support from the programmers who maintain or develop the Licensed Software or from other technical personnel having knowledge and expertise concerning the Licensed Software. This support happens outside the call center, although the call center will continue to track customer cases to resolution.

            (b) Training of Compaq Support Personnel. Compaq will train its support personnel on the Licensed Software so that they can provide Level 1 and Level 2 Support to customers.

            (c) Level 1 Support of Customers. Compaq will provide Level 1 support, and act as the primary point of contact, for all customer issues reported with respect to the Licensed Software distributed by Compaq to customers. When problems relating to Resale Products require escalation to Altiris, Compaq will act as the primary customer contact until the problem is closed.

            (d) Level 2 Support for Compaq PCs. Compaq will provide Level 2 support to customers for the Licensed Software when used on Compaq PCs.

            (e) Level 2 Support for Non-Compaq PCs. Compaq will provide Level 2 support for the Licensed Software provided by Compaq to its customers when used on non-Compaq PCs until or unless it is determined that the problem cannot be duplicated on Compaq PCs, or if the problems require product specific knowledge of non-Compaq PC systems. In such cases, Altiris will provide Level 2 support, but only for Resale Products.

            (f) Level 3 Support by Altiris. Altiris will provide Level 3 support to Compaq for the Licensed Software as a back-up to the Level 1 and Level 2 Support provided by Compaq to customers.

            (g) Case Ages. Altiris will use commercially reasonable efforts to resolve escalated issues (i.e., issues escalated to Level 3 Support under (f) above) as soon as reasonably possible. Compaq will track and age case histories, and cases which have exceeded sixty (60) days will be reviewed quarterly. Altiris agrees to use commercially reasonable efforts to exceed the following objectives for average case ages.

--------------------------------------------------------------------------------------------------------------------------------
        * = 5 Days               * = 30 Days             * = 60 Days            * = 90 Days               * = 120 Days
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
           35%                      75%                      85%                     90%                       95%
--------------------------------------------------------------------------------------------------------------------------------

* Less than

            (h) Response. Altiris will identify a primary and backup point of contact for case escalation, to be accessible on a 7x24 basis for telephone consultation for Level 3 support. In the case of serious Licensed Software problems that escalate to Level 3, an Altiris engineer or programmer will be assigned to the problem and will begin work within one business day of initial contact. The engineer or programmer will formulate an action plan identifying any information needed to reproduce or otherwise investigate the problem, and plans for applying resources to pursue resolution.

            (i) Customer Advisories. After consultation with Altiris, Compaq may, at its discretion, issue service and customer advisories which identify potential customer issues and Compaq's recommended course of action.

     8.5. Training. Altiris will provide training relating to the Licensed Software to Compaq personnel designated by Compaq at the following locations:

            Location 1:       a site selected by Compaq in North America

            Location 2:       a site selected by Compaq which may be outside the
                              United States

     The time required for such training at each location will not to exceed travel time plus 2 days. The dates and content of training will be determined by the Project Managers. There shall be no additional charge for this training. Any repeat or additional training shall be as mutually agreed, and Compaq shall pay Altiris mutually agreed upon fees plus expenses.

Section 9.  [*]

Section 10. Intellectual Property and Protection of Licensed Software

     10.1. Ownership. Neither Party (the "first Party") assigns or transfers to the other Party any ownership interest in or to the intellectual property or proprietary information of the first Party. Ownership of, and title to, the Licensed Software and all copies thereof (including copies provided pursuant to this Agreement) are held by Altiris (and its licensors, if any, with respect to their copyrights and intellectual property in any applicable portions of the Licensed Software).

     10.2. Information and Data. Unless otherwise provided in this Agreement or agreed to in writing by the Parties, all information and data, regardless of form, generated by a Party (the "first Party") in the performance of, or delivered under, this Agreement, as well as any information provided to the other Party by the first Party, shall be the sole property of the first Party. The other Party shall keep the first Party's information and data in confidence and not disclose or use such information or data for any purpose other than in performing this Agreement, except with the first Party's prior written approval.

________________________________

     *This provision is the subject of a Confidential Treatment Request.

     10.3. Source Code. [*] Altiris will provide updated versions of the source code for the Licensed Software to reflect the then current shipping versions of each. Upon termination or expiration of this Agreement, the source code will be returned to Altiris. Compaq will use the source code only as reasonably needed for support of customers. Compaq will limit access to the source code to Compaq's employees who have a need to use the source code for such support purposes. Compaq shall keep the source code confidential and will not disclose or transfer it to any third party. Compaq will not copy the source code. Compaq will keep the source code in secure storage and safekeeping. The project managers will devise a check out and return procedure for the source code. Compaq will ensure that the source code does not leave the offices or facilities of Compaq until it is returned to Altiris. This Section 10.3 is in addition to and is not limited or affected by Section 11 below.

     10.4. Protection of Licensed Software. Compaq shall not: (i) disassemble, decompile or otherwise reverse engineer the Licensed Software or attempt to recreate source code from Licensed Software, or (ii) create derivative works based upon the Licensed Software, or (iii) translate or modify the Licensed Software, or (iv) allow others to copy, access or use the Licensed Software, or
(v) transfer or disclose the Licensed Software to others, except as permitted by this Agreement.

Section 11. Confidentiality

     11.1. Confidential Information. By virtue of this Agreement, each Party hereto may disclose to the other Party information that is Confidential Information. "Confidential Information" means technology, data, plans, and other information disclosed by one Party (the "disclosing Party") to the other Party (the "receiving Party"), subject to the exclusions of Section 11.3 below. Such Confidential Information shall be governed by the terms of this Section 11.

     11.2. Confidentiality. Each Party agrees, for the term of this Agreement and five (5) years after its expiration or termination, to hold the other Party's Confidential Information in confidence, not to disclose such Confidential Information to third parties not authorized by the disclosing Party to receive such Confidential Information, and to disclose such Confidential Information only to its employees and contractors with a need to know such Confidential Information and who have the obligations of confidentiality not to use or disclose such Confidential Information for any purpose except as expressly permitted hereunder. Each Party agrees to take reasonable steps using at least the same degree of care that it uses to protect its own Confidential Information, but no less than reasonable care, to protect the other Party's Confidential Information to ensure that such Confidential Information is not disclosed, distributed or used in violation of the provisions of this Agreement. The foregoing prohibition on disclosure of Confidential Information shall not apply to the extent certain Confidential Information is required to be disclosed by the receiving Party as a matter of law or by order of a court, provided that the receiving Party uses reasonable efforts to provide the disclosing Party with prior notice of such obligation to disclose and reasonably assists in obtaining a protective order therefore.

_______________________________

     *This provision is the subject of a Confidential Treatment Request.

     11.3. Exclusions. Confidential Information shall not include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing Party; (ii) becomes publicly known and made generally available after disclosure by the disclosing Party to the receiving Party through no fault of the receiving Party;
(iii) is already in the possession of the receiving Party at the time of disclosure by discloser as shown by receiving Party's files and records immediately prior to the time of disclosure; (iv) is obtained by the receiving Party from a third party without a breach of such third party's obligations of confidentiality, provided that the receiving Party complies with any and all restrictions imposed by such third party; (v) is independently developed by either Party by persons who had no access to the Confidential Information, as shown by documents and other competent evidence in the Party's possession. Confidential Information which subsequent to disclosure to the receiving Party becomes subject to (ii), (iv) or (v), shall be Confidential Information until such time as (ii), (iv) or (v) becomes applicable to it.

     11.4. Return of Confidential Information. Within fifteen (15) days after the receiving Party's receipt of the disclosing Party's written request for the return of Confidential Information, or the termination or expiration of this Agreement, all of the disclosing Party's Confidential Information and all copies thereof in the receiving Party's possession or control shall be returned to the disclosing Party or destroyed by the receiving Party at the disclosing Party's instruction. The receiving Party shall then certify the same in writing and that no copies have been retained by the receiving Party or its employees or agents.

     11.5. Independent Development. Nothing in this Section 11 shall limit either Party's right to independently develop information, materials, technology, or other products or services for itself or for others which may compete with the other Party or which may be similar to the Confidential Information of the other Party, as the case may be, provided that in so doing no unauthorized disclosures or uses of the other Party's Confidential Information are made and none of the other Party's intellectual property is infringed.

     11.6.  Similar Services. Subject to the restrictions in this Section 11 and
Section 3 of this Agreement, and Altiris' compliance with the confidentiality provisions stated herein, nothing in this Agreement shall restrict or limit Altiris from performing the same or similar services for any other entity in any industry, including the computer, software, semiconductor and electronics industries. Compaq agrees that, except as otherwise agreed in this Agreement, Altiris and its employees may provide services similar in nature to the services under this Agreement for any third parties both during and after the term of this Agreement.

     11.7. Injunctive Relief. Each Party acknowledges that unauthorized disclosure or use of the disclosing Party's Confidential Information may cause irreparable harm to the disclosing Party for which recovery of money damages may be inadequate, and the disclosing Party shall therefore be entitled to seek timely injunctive relief to protect its rights under this Agreement, in addition to any and all remedies available at law. This shall also apply to any breach of
Section 10.3.

Section 12. Warranties, Disclaimers, Indemnification and
Limitation on Liability

     12.1.  Warranties by Altiris. Altiris warrants to Compaq:

           (a) Infringement. To the best of Altiris' knowledge, the Licensed Software as delivered to Compaq will not infringe any copyright, patent, trademark, trade secret, mask work, or other proprietary right held by any third party. Compaq's exclusive remedy and Altiris' entire liability for any breach of this warranty shall be the remedies specified in Section 12 of this Agreement.


           (b) Conformance to PRDs. The Distributable Programs will conform in all material respects to their applicable PRDs in Exhibits B, C and D. Altiris shall have no liability for any claims arising out of: (i) Compaq's use of other than a current unaltered release of the Distributable Programs or other Licensed Software; (ii) Compaq's use of Distributable Programs or other Licensed Software modified by or merged with any other programs by Compaq or others without the approval of Altiris; (iii) Compaq's use of the Deliverables or other Licensed Software in combination with any other software not approved by Altiris; or (iv) Compaq's use of the Deliverables or other Software in conjunction with equipment other than equipment designated by Altiris. For any breach of this warranty, Compaq's exclusive remedy, and Altiris' entire liability, shall be correction of the non-conformance with the applicable PRD in accordance with Section 2.2. This warranty shall be deemed satisfied upon acceptance by Compaq under Section 2.2.

           (c) Free to Enter Into Agreement. Altiris is free to enter into this Agreement, and it has full legal power and authority to enter into this Agreement.

           (d) Year 2000 Warranty. If and to the extent that any Licensed Software is designed to process, store and/or display date data, such Licensed Software shall, without altering or diminishing the Licensed Software's other functionality, process, store and/or display such data, as applicable, without error caused by changes in day, week, month, year, decade, century or millennium according to the Gregorian calendar. Compaq's exclusive remedy, and Altiris' entire liability, for any breach of this warranty shall be Altiris' repair, modification or replacement, in a timely manner, at its discretion, without charge, any such Licensed Software which does not conform to this Year 2000 Warranty, provided that (i) notice of any claim under this Year 2000 Warranty is given promptly to Altiris following discovery of any such condition and in no event later than December 31, 2000; (ii) such Licensed Software is returned promptly to Altiris in accordance with Altiris' instructions; (iii) such Licensed Software shall have been properly installed and operated in accordance with Altiris' written instructions; and (iv) such Deliverable shall not have been altered or repaired, nor shall any alteration or repair have been attempted, by other than Altiris.

     12.2 Disclaimers. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY, NO OTHER WARRANTIES OR REPRESENTATIONS, EXPRESSED OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MRCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT ARE MADE BY ALTIRIS AND THE FOREGOING EXPRESS WARRANTIES SHALL CONSTITUTE COMPAQ'S SOLE RIGHT AND REMEDY IN REGARD TO ANY CLAIM RELATED TO WARRANTIES. IN NO EVENT SHALL ALTIRIS BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF PROFITS OR BUSINESS INTERRUPTION) ARISING OUT OF THE USE OF OR INABILITY TO USE ANY LICENSED SOFTWARE, EQUIPMENT OR OTHER SOFTWARE, EVEN IF ALTIRIS HAS BEEN

ADVISED OF THE POSSIBILITY OR CERTAINTY OF SUCH DAMAGES. ALTIRIS DOES NOT ACCEPT ANY RESPONSIBILITY AND SHALL NOT BE LIABLE FOR ANY COMPAQ OR CUSTOMER DECISIONS WHICH MAY BE MADE IN CONNECTION WITH THE USE OF ANY LICENSED SOFTWARE.

     12.3. Infringement Indemnity.

           (a) Indemnity. Altiris shall defend or settle at Altiris' expense any claim ("Claim") brought against Compaq that the Licensed Software infringes because it impermissibly contains third party trade secrets or copyrighted materials or that Compaq's use or distribution to its customers of any Licensed Software, as permitted hereunder, infringes any patent. Altiris' indemnification obligations set forth above in this Section are subject to the conditions that
Compaq: (i) gives prompt written notice of the Claim to Altiris, (ii) gives Altiris the exclusive authority to control and direct the defense and settlement of such Claim, with counsel reasonably satisfactory to Compaq and (iii) gives Altiris at Compaq's own expense (except for out-of-pocket expenses incurred in complying with Altiris' requests), all necessary information and reasonable assistance with respect to such Claim. Altiris shall pay all amounts paid in settlement and all damages and costs awarded to the third party with respect to such Claim, subject to Sections 12.2 and 12.4. Altiris will not be liable for any other damages of Compaq or for any costs or expenses incurred without Altiris' prior written authorization.

           (b) Replacement Software. If any particular Licensed Software is subject to a Claim, or Altiris reasonably believes that the Licensed Software may become subject to a Claim, then Altiris may, at its sole option and expense do one of the following: (i) obtain an appropriate license to allow Compaq to continue using the Licensed Software in question in accordance with this Agreement; (ii) replace such Licensed Software with non-infringing software of substantially equivalent or better functions and efficiency; or (iii) if Altiris in its sole discretion believes that either of the foregoing options is not commercially practical, terminate Compaq's right to use such Licensed Software, in which case Altiris shall refund the amount Compaq previously paid to Altiris for the use by Compaq of such Licensed Software including any prepaid Upgrade Protection fees, less a portion thereof to account for the period of use. The portion shall be a pro-rated portion based on a five-year useful life. For example, if the period of use is two years, then the portion not refunded shall equal 40%.

           (c) Limit on Indemnity. The foregoing notwithstanding, Altiris shall have no liability or obligation for a Claim to the extent it is based on (i) the use by Compaq of any Licensed Software after Altiris has provided Compaq a replacement as specified in Section 12.3(b) above; (ii) the combination of any Licensed Software with other software, equipment, materials or products not provided by Altiris, (iii) unrelated intellectual property infringement, arising from Compaq's distribution of products, (iv) the modification of any of the Licensed Software by anyone other than Altiris, or (v) the use of the Licensed Software in a process or manner not contemplated by Altiris' end-user documentation or publications for the Licensed Software, or (vi) the laws of any country or jurisdiction other than the United States of America or its states.

     12.4 Limitations of Liability. EXCEPT FOR ALTIRIS' OBLIGATION TO INDEMNIFY COMPAQ PURSUANT TO SECTION 12.3, THE LIABILITY OF ALTIRIS AND OF ALTIRIS'

OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS, TAKEN AS A WHOLE, WHETHER IN TORT, CONTRACT OR OTHERWISE, AND NOTWITHSTANDING ANY FAULT, NEGLIGENCE, STRICT LIABILITY OR PRODUCT LIABILITY OF ALTIRIS OR OF ITS OFFICERS, DIRECTORS, EMPLOYEES, OR AGENTS OR FAILURE OF ESSENTIAL PURPOSE, WITH REGARD TO THIS AGREEMENT AND/OR ANY LICENSED SOFTWARE, DOCUMENTATION, SERVICES OR OTHER ITEMS FURNISHED UNDER THIS AGREEMENT, SHALL IN NO EVENT EXCEED THE COMPENSATION PAID BY COMPAQ TO ALTIRIS UNDER THIS AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY, ITS OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS BE LIABLE FOR ANY CLAIM FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, COVER OR ANY LOSS OF DATA, PROFIT, REVENUE OR USE UNDER ANY THEORY OF LAW OR FOR ANY CAUSE OF ACTION. HOWEVER, THIS SHALL NOT APPLY TO OR LIMIT ANY CLAIMS OR REMEDIES FOR THE INFRINGEMENT OR MISAPPROPRIATION OF ALTIRIS' INTELLECTUAL PROPERTY OR THE UNLICENSED COPYING OR DISTRIBUTION OF ANY LICENSED SOFTWARE.

Section 13. Term and Termination

     13.1. Initial Term and Expiration. The initial term of this Agreement shall be two years beginning on the Effective Date of this Agreement. After the initial term, this Agreement shall automatically continue until terminated by either of the parties through one of the provisions below.

     13.2.  Termination.

            (a) Without Cause. After the initial term, Compaq may terminate this Agreement without cause by providing 6 months written notice to Altiris. However, as it relates to any PRD currently in effect, Compaq shall pay Altiris any unpaid amounts for that PRD and for any and all costs and expenses through the date of termination. After the initial term, Altiris may terminate this Agreement by providing 12 months' written notice to Compaq.

            (b) For Cause. Either Party may terminate this Agreement for the material breach of the other Party, which breach has remained uncured for a period of thirty (30) days from the date of written notice of the breach.

            (c) Additional Causes. Either Party may terminate and cancel this Agreement immediately by written notice to the other Party if:

                (i) The other Party ceases to carry on its business without a successor pursuant to Section 15.8; or

                (ii) A receiver or similar officer is appointed for the other Party and is not discharged within thirty (30) days; or

                (iii) The other Party becomes insolvent, admits in writing its inability to pay debts as they mature, is adjudicated bankrupt, or makes an assignment for the benefit of its creditors or another arrangement of similar import; or

                (iv) Proceedings under bankruptcy or insolvency laws are
                     commenced by or against the other and are not dismissed within ninety (90) days; or

                (v)  [*]

                (vi) Compaq has not accepted either the Distributable Programs, as specified in Section 2.2 of this Agreement; or PC Transplant Pro and Altiris eXpress as specified in Section
                     2.4 of this Agreement, prior to February 15, 2000. Such date may be extended by the written agreement of the Parties. For a Party to terminate or cancel this Agreement under this subsection (vi), such Party must give notice to the other Party not later than one month after February 15, 2000 (or the extended date, if applicable).

           (d) However, should Altiris terminate this Agreement due to its insolvency, reorganization or assignment for the benefit of creditors, or should any proceeding in bankruptcy be initiated by Altiris or Altiris' creditors, Compaq shall retain all rights and licenses granted herein, pursuant to 11 U.S.C. ss.365(n), and the licenses, documentation, source code and object code (if and as provided to Compaq) relating to the then most-current version of the Licensed Software licensed to Compaq shall be considered "embodiments" of the intellectual property covered by ss.365(n) and licensed by Altiris hereunder to Compaq.

     13.3. Effect of Termination or Expiration.

           (a) In the event of termination or expiration of this Agreement, all licenses granted to either Party shall terminate.

           (b) In the event of termination due to material breach by Altiris (i) any rights and licenses granted to Altiris for Compaq Technology shall automatically terminate; (ii) Altiris shall ship to Compaq, within thirty (30) days, all tangible items in its possession which are proprietary to Compaq;
(iii) Altiris shall cease to use all intellectual property of Compaq received under this Agreement. In the event of such termination under this subsection
(b), Compaq's licenses granted herein by Altiris for the Licensed Software, shall include all source code, the license to create and distribute derivative works, and shall survive such termination, and shall become irrevocable solely for the purposes of developing bug fixes, minor enhancements, and supporting new hardware platforms, but distribution and resell rights are limited to the time period specified in the following sentence. For a period of one year from the termination due to material breach by Altiris, but no less than three (3) years from the Effective Date of this Agreement, Compaq shall have the right to distribute and resell the Licensed Software to its customers, and to use the software internally as

----------
     *This provision is the subject of a Confidential Treatment Request.

specified in Section 3 of this agreement. Altiris waives all fees associated with Compaq's usage and sale of the Licensed Software except as provided below. Should any of the Licensed Materials contain third party code, Altiris shall obtain the appropriate rights and licenses from the third parties for Compaq to use such third party code embedded in the Licensed Software under the terms and conditions of this Agreement, however Compaq will pay any applicable royalties or other fees for distribution of any such third party code embedded in the Licensed Software.

            (c) In the event of termination due to material breach by Compaq, all rights and licenses granted to Compaq hereunder shall automatically terminate, and Compaq shall, within fifteen (15) days of such expiration or termination return to Altiris or destroy (including purging from any system or storage media), at the election of Altiris any and all copies of the Licensed Software and Confidential Information, together with a certificate from an officer of Compaq certifying to Altiris that all copies of such Licensed Software and Confidential Information have been destroyed, except for any copies which:

                (i) may be stored on any mass storage device in the ordinary course of Compaq's business as a back-up or archival copy, the destruction or purging of which cannot reasonably be carried out without the destruction or purging of other software or data contained on such mass storage device, in which event, Compaq shall certify that such copy shall not be used for other than an archival copy after such termination.

                (ii) are included pre-installed in then currently shipping products, or products scheduled for introduction within the subsequent 30 days.

      13.4. Survival. All provisions of this Agreement that, by the nature of the obligations described, survive termination of this Agreement, shall remain in effect until fulfilled and shall apply to the respective successors and assignees of the parties. Such surviving provisions will include, without limitation, any obligations of indemnification and confidentiality.

Section 14. Dispute Resolution

      14.1. Without waiving any rights, the Parties agree to use commercially reasonable efforts to resolve between themselves any disputes arising under this Agreement. If the persons responsible for the day-to-day administration of this Agreement are unable to resolve the dispute, it shall be referred to successively higher executives within each company.

      14.2. Except as provided below, in the event that the dispute cannot otherwise be settled by the management of the Parties after a good faith attempt, the Parties agree to resolve such dispute by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association or its successor. In the event of any conflict between such rules and this Section, this Section shall govern. The Parties shall attempt to mutually agree upon a neutral arbitrator. If the Parties cannot reach such agreement, they shall request the American Arbitration Association or its successor to designate a neutral arbitrator. The arbitration shall be conducted in Salt Lake City, Utah if the arbitration is demanded or initiated by Compaq. The arbitration shall be conducted in

Houston, Texas if the arbitration is demanded or initiated by Altiris. The institution of any arbitration proceeding hereunder shall not relieve any Party of its obligation to make undisputed payments under this Agreement. The decision by the arbitrator shall be binding and conclusive upon the Parties, their successors, assigns and trustees and they shall comply with such decision in good faith, and each Party hereby submits itself to the jurisdiction of the courts of the place where the arbitration is held, but only for the entry of judgment or for the enforcement of the decision of the arbitrator hereunder. Judgment upon the award may be entered in any court having jurisdiction. Notwithstanding anything herein to the contrary, neither Party has any obligation to arbitrate any claims relating to this infringement or violation of its copyrights or other intellectual property or the unlicensed use, disclosure or transfer of any of its software or products. Such Party may assert such claims in any court of competent jurisdiction at any time. Furthermore, nothing herein shall prohibit either Party from seeking judicial relief if such Party would be materially prejudiced by a failure to act during the time that such good faith efforts are being made to resolve the dispute.

Section 15. Miscellaneous Provisions

     15.1. Gratuities. Each Party warrants that it has not directly or indirectly offered or given, and will not directly or indirectly offer or give, to any employee, agent or representative of the other Party any cash or non-cash gratuity or payment with a view toward securing any business from the other Party or influencing such person with respect to the conditions or performance of any contracts with or order from the other Party, including, without limitation, this Agreement. Any breach of this warranty shall be a material breach of each and every contract between Compaq and Altiris.

     15.2. Cooperation. Each Party shall cooperate with the other Party in performing work and obligations under this Agreement so as to minimize any interference with the other activities of both Parties, to protect the safety and health of the employees, agents and visitors of both Parties, and to safeguard the security and integrity of the property and the work sites of both Parties.

     15.3. Independent Contractors. The Parties are independent contractors, and nothing contained in this Agreement shall be construed to create or imply a joint venture, partnership, principal-agent or employment relationship between the Parties. Neither Party shall take any action or permit any action to be taken on its behalf which purports to be done in the name of or on behalf of the other Party and shall have no power or authority to bind the other Party, to assume or create any obligation or responsibility express or implied on the other Party's behalf or in its name, nor shall such Party represent to any one that it has such power or authority.

     15.4. References. Unless otherwise indicated, (a) all section references are to the sections of this Agreement and (b) all references to days are to calendar days. The headings used in this Agreement are provided for convenience only and this Agreement shall be interpreted without reference to any headings.

     15.5. Notices. Notices to be given or submitted by either Party to the other pursuant to this Agreement shall be in writing and directed in the case of Compaq to the address above, Attn: Contracts Manager, and in the case of Altiris to the address above, Attn: President.

     15.6. Severability. If any term or provision of this Agreement is invalid or unenforceable or a misuse of any intellectual property for any reason, the term or provision shall be adjusted rather than voided, if possible, to achieve the intent of the parties to extent possible. If not possible, then the term or provision shall be severed from this Agreement and void ab initio. In any event, all other terms and provisions shall not be affected thereby and shall be deemed valid and enforceable to the maximum extent possible.

     15.7. Force Majeure. Neither Party shall be liable to the other Party for any loss, damage, or penalty arising from delay due to causes beyond its reasonable control including acts of God, acts of government, war, riots, or embargoes. But if the Force Majeure event lasts for more than ninety (90) days, either Party shall have the right to terminate this Agreement.

     15.8. Assignment. Notwithstanding anything in this Agreement to the contrary, all consideration, obligations, rights and activities owed by a Party to the other Party under this Agreement shall be owed by such Party to any successor or assign of the other Party. Notwithstanding the foregoing, neither Party may assign or delegate all or any part of its rights or obligations under this Agreement without the prior written consent of the other Party, except to an entity that succeeds to all or substantially all of the business assets of such Party applicable to the subject matter of this Agreement (provided that such entity agrees to be bound by all the rights, obligations and other terms and conditions of this Agreement). Any attempted assignment or delegation without such consent, except as expressly set forth herein, will be void, or at the non-assigning Party's sole discretion, may be treated as fully binding upon and in force and effect against any such successor or assign.

     15.9.  [*]

     15.10. Export Administration. If any Licensed Software is for use or distribution outside the U.S.A., Compaq agrees to comply fully with all relevant export laws and the regulations of the U.S. Department of Commerce and with the U.S. Export Administration Act to assure that such are not exported in violation of United States law and to comply fully with any other regulations or laws relating to such export or import into another country. Compaq shall be responsible for any duties, customs charges or other taxes or fees relating to such exports or imports.

     15.11. Complete Agreement. Each Party acknowledges that it has read, understands and agrees to be bound by this Agreement, and that this Agreement including any exhibits, acceptance criteria, schedule, and any subsequent attachments or amendments, are the complete and exclusive statements of the agreement between the parties regarding the subject matter hereof, which supersedes all proposals, oral or written, all other communications between the parties relating to such subject matter.

     15.12. Modification. Compaq agrees that any terms and conditions of any purchase order or other instrument issued by Compaq in connection with this Agreement that are in addition to or

______________________________

     *This provision is the subject of a Confidential Treatment Request.

inconsistent with the terms and conditions of this Agreement shall be of no force or effect. This Agreement may be modified only by a written instrument duly executed by an authorized representative of Altiris and Compaq.

     15.13. No Waiver. The failure of a Party to enforce any provision of this Agreement shall not constitute a waiver of such provision or the right of such Party to enforce such provision or any other provision.

     15.14. Authorization. This Agreement and any supplement to it shall be binding on the parties only after acceptance by officers or authorized representatives of Altiris and Compaq.

     15.15. Publicity. All notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated by and between the parties. Neither of the parties shall act unilaterally in this regard without the prior written approval of the other Party; however, this approval shall not be unreasonably withheld.

     15.16. Drafter. No Party will be deemed the drafter of this Agreement, which Agreement will be deemed to have been jointly prepared by the parties. If this Agreement is ever construed, whether by a court or by an arbitrator, such court or arbitrator will not construe this Agreement or any provision hereof against any Party as drafter.

     15.17. Execution. This Agreement may be executed in duplicate originals, all of which shall constitute one and the same agreement. The persons signing below represent that they are duly authorized to execute this Agreement for and on behalf of the Party for whom they are signing.

     IN WITNESS WHEREOF the undersigned have executed this Agreement as of the date set forth herein above.

AGREED TO AND ACCEPTED BY:

Compaq Computer Corporation ("Compaq"):

By (signature):            /s/ Ray Frigo
                           --------------------------------------------

Name (print):              Ray Frigo

Title:                     Vice President
                           Commercial Desktop Division
                           Compaq Computer Corporation

Altiris, Inc. ("Altiris"):

By (signature):            /s/ Jan Newman
                           --------------------------------------------

Name (print):              Jan Newman

Title:                     President, CEO
                           Altiris, Inc.

                                    Exhibit A

                    Description of Altiris Software Products

     1. Description of Altiris eXpress:

     Altiris eXpress is a total Pc management solution. Altiris combined its imaging and configuration capabilities with a host of new technologies into a completely redesigned, easy to use single console. Altiris eXpress is a fully integrated management tool for the deployment, configuration, software and registry management, reconfiguration, backup and recovery of PCs.

     2. Description of PC Transplant Pro:

     PC Transplant combines an intuitive GUI interface with a powerful wizard that walks users through creating a personality file that captures desktop, network, and application settings, as well as data files and directories into a self-extracting compressed personality package that can then be transplanted onto another PC. The Pro version of PC Transplant includes a migration wizard, an imaging component and Altiris' boot disk creator. This combination provides an entire PC migration tool. End-users as well as IT staff will be able to backup or preserve a PC's personality, migrate or update the operating system on an existing or a new PC, then restore the personality back onto the PC.

                                    Exhibit B

                                      [*]

_______________________________

     *This provision is the subject of a Confidential Treatment Request.

                                    Exhibit C

                                      [*]

_______________________________

     *This provision is the subject of a Confidential Treatment Request.

                                    Exhibit D

                                      [*]

_______________________________

     *This provision is the subject of a Confidential Treatment Request.

                                    Exhibit E

                       Altiris End-User License Agreements

     To be provided by Altiris within thirty (30) days of the Effective Date of this Agreement.

                                    Exhibit F

                 Invoicing and Fulfillment Terms and Conditions